Item 27. Exhibit (h) i. d. 1. vi

AMENDMENT DATED September 17, 2025

To

Schedule A to Amended and Restated Participation Agreement

Dated May 22, 2017, as amended on May 22, 2017, January 21, 2019, October 1, 2020, March 1, 2021, and October 18, 2023, among Massachusetts Mutual Life Insurance Company, Fidelity Distributors Company LLC and each of Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV and Variable Insurance Products V (the “Agreement”).

Schedule A of the Agreement is hereby deleted and replaced with Schedule A below.

SCHEDULE A

Separate Accounts and Associated Contracts (Effective May 22, 20217 and amended as of January 21,

2019, October 1, 2020, March 1, 2021, October 17, 2023, and September 17, 2025)

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers (and Product Names) of Contracts Funded by Separate Account
Massachusetts Mutual Variable Life Separate Account I (July 13, 1988)	SLl0-9800 (Strategic Variable Life® Plus)
GVULCM-9700 (Strategic Group Variable Universal Life®)
GVULPM-2015 and GVULCM-2015 (Strategic Group Variable Universal Life®II)
P3-2003 (VUL Guard)
P5-99M (Survivorship Variable Universal Life II)
P2-98M (Variable Universal Life)
P2-2001 (Variable Universal Life II)
Pl-98 (Survivorship Variable Universal Life)
960-NY-9400 960-PR-9400 (Variable Life Select)
P5-2004 (Survivorship VUL GuardSM)
ICC08P2 (Variable Universal Life III)
ICC16SL18 (MassMutual ElectrumSM)
ICC18P3 (Apex VUL)
Connecticut Mutual Variable Life Separate Account I (March 3, 1994)	VUL-94 & VUL-94NC The Blue Chip Company’s Variable Universal Life (BCVUL)
1

Massachusetts Mutual Variable Annuity Separate Account 4 (July 9, 1997)	MUVA94 (Panorama Passage®)
MUVA94 (Panorama Premier)
MUVA94 (MassMutual Artistry®)
TMLS (MassMutual Transitions®)
TMLS (MassMutual Evolution®)
TMLS (MassMutual RetireEase SelectSM)
TMLS (MassMutual Transitions SelectSM)
ICC15-FPVDA15-NVA (MassMutual Transitions SelectSM II)
ICC15-FPVDA15-NVA (MassMutual Capital VantageSM)
ICC2 l-FPVDA (MassMutual EnvisionSM)
Massachusetts Mutual Variable Life Separate Account IX (August 17, 2020)	SLP20-2021 (Strategic Life 20)
Massachusetts Mutual Variable Life Separate Account X (June 15, 2023)	SLP20-2021 (Strategic Life 21)
Massachusetts Mutual Variable Life Separate Account VII (October 17, 2005)	SLP20-2021 (Strategic Life 20B and Strategic Life 21B)

IN WITNESS WHEREEOF, the parties have hereto affixed their respective authorized signatures, intending this Amendment be effective as of          , 2025.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Laura Johnson
Name:	Laura Johnson
Title	Head of Institutional Insurance

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II,
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS V

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title	Authorized Signatory

FIDELITY DISTRIBUTORS COMPANY LLC

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title	EVP

2